Exhibit 1

CUSIP No. 826516106	Schedule 13G

EXHIBIT 1 TO SCHEDULE 13G

February 11, 2021

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, TRIGRAN INVESTMENTS, INC., DOUGLAS GRANAT, LAWRENCE A. OBERMAN, STEVEN G. SIMON, BRADLEY F. SIMON and STEVEN R. MONIESON each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto).  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

TRIGRAN INVESTMENTS, INC.

By:	/s/ Lawrence A. Oberman
Name:	Lawrence A. Oberman
Title:	Executive Vice President

/s/ Douglas Granat
Douglas Granat

/s/ Lawrence A. Oberman
Lawrence A. Oberman

/s/ Steven G. Simon
Steven G. Simon

/s/ Bradley F. Simon
Bradley F. Simon

/s/ Steven R. Monieson
Steven R. Monieson